EXHIBIT 23.07

                    [C.C. PACE RESOURCES, INC. LETTERHEAD]





January 10, 1997



Panda Interfunding Corporation
Panda Funding Corporation
c/o Panda Energy International, Inc.
4100 Spring Valley Road
Suite 1001
Dallas, Texas  75244

Re:  Fuel Consultant's Consent

Ladies and Gentlemen:

We consent to the use in the Prospectus constituting part of the registration statement on Form S-1 by Panda Interfunding Corporation and Panda Funding Corporation relating to the offering of Pooled Project Bonds, Series A-1 due 2012 by Panda Funding Corporation (the "Prospectus") of our report dated July 2, 1996 entitled "Panda-Brandywine, L.P. Generating Facility Fuel Consultant's Report" (the "Report") and our supplemental update letter dated January 10, 1997 related thereto, which are included as an Appendix to the Prospectus, and to the reference to us as experts under the heading "Experts-Independent Engineers and Consultants" in the Prospectus.

We   also  consent  to  the  statements  by  ICF  Resources,
Incorporated in their reports included in the Prospectus, that they have relied on the Report and we authorize such reliance.

                              C.C. PACE RESOURCES, INC.


                              By:      /s/ Daniel E. White
                                       Daniel E. White

                              Title:   Senior Vice President